UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2010

CHINA MEDICINE CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	000-51379	51-0539830
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2/F, Guangri Tower
No. 9 Siyounan Road 1st Street
Yuexiu District
Guangzhou, China 510600
(Address of registrant’s principal executive office)

(8620) 8739-1718 and (8620) 8737-8212
(Registrant’s telephone number, including area code)

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

China Medicine Corporation (the “Company”) held its annual meeting of Stockholders on May 27, 2010 (“Annual Meeting”).  Robert Adler and Yanfang Chen did not stand for reelection as members of the Board of Directors of the Company at the Annual Meeting.

The decision of Mr. Adler and Mr. Chen not to stand for reelection was not the result of any known disagreements between the Company and either Mr. Adler or Mr. Chen on any matter relating to the Company’s operations, policies or practices.

Item 5.07	Submission of Matters to a Vote of Security Holders

Proxies for the Annual Meeting were solicited pursuant to the Company's proxy statement filed on April 19, 2010 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934.

At the Annual Meeting the stockholders elected seven individuals to serve as directors of the Company until the 2011 annual meeting of Stockholders or until their successors have been duly elected and qualified.  The results of the voting were as follows:

	FOR	WITHHELD

Mr. Senshan Yang	31,093,378	64,750

Ms. Minhua Liu	31,086,378	71,750

Dr. Rachel Gong	31,088,478	69,650

Mr. Ryan Shih	31,102,878	55,450

Mr. Daniel Shih	31,102,878	55,250

Mr. Sean Shao	31,102,878	55,250

Mr. Ian Robinson	31,102,878	55,250

There were no abstentions or broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MEDICINE CORPORATION

By:	/s/ Senshan Yang
Name:	Senshan Yang
Title:	Chief Executive Officer
Date:    June 2, 2010